EXHIBIT 21

                                 TRIBUNE COMPANY

                              TABLE OF SUBSIDIARIES
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
                                                                 ---------------      ------------------------
PUBLISHING
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Tribune Publishing Company                                       Delaware
Chicago Tribune Company                                          Illinois
     Chicago Tribune Newspapers, Inc.                            Illinois             Chicago Tribune; Exito!
     Chicago Tribune Press Service, Inc.                         Illinois             Tribune Newspaper Network
     Newspaper Readers Agency, Inc.                              Illinois
     Tribune Direct Marketing, Inc.                              Delaware             Tribune Direct Marketing
     RELCON, Inc.                                                Delaware
Tribune Media Services, Inc.                                     Delaware             TV Log; TV Week; TV Listings
Sun-Sentinel Company                                             Delaware             Sun-Sentinel; Gold Coast Labeling;
                                                                                      Signs by Sun-Sentinel

     Gold Coast Publications, Inc.                               Delaware             Gold Coast Shopper; Vital Signs; South
                                                                                      Florida Parenting; City Link

Sun-Sentinel Community News Group, Inc.                          Delaware
Orlando Sentinel Communications Company                          Delaware             The Orlando Sentinel; US Express;
                                                                                      Family Journal Publications; Black
                                                                                      Family Today; Central Florida Family;
                                                                                      Central Florida Family Guide; O'Arts;
                                                                                      Orlando City Book; Relcon of Florida
     Neocomm, Inc.                                               Delaware             Neocomm of Delaware, Inc.
     North Avenue Properties, Inc.                               Florida
     Sentinel Communications News Ventures, Inc.                 Delaware
The Daily Press, Inc.                                            Delaware             Daily Press
Tribune National Marketing Company                               Delaware
JDTV, Inc.                                                       Wisconsin
UltimateTV, Inc.                                                 Wisconsin
Premier DataVision, Inc.                                         Colorado
Chicago Classifieds, Inc.                                        Delaware

INTERACTIVE
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Tribune Interactive, Inc.                                        Delaware             chicagotribune.com; sun-sentinel.com;
                                                                                      orlandosentinel.com; dailypress.com;
                                                                                      metromix.com; go2orlando.com
     BlackVoices.com, Inc.                                       Delaware
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
                                                                 ---------------      ------------------------
BROADCASTING AND ENTERTAINMENT
------------------------------
Tribune Broadcasting Company                                     Delaware             Tribune Plus; Tribune Plus Corporate
                                                                                      Sales; Tribune Creative Services Group
     Tribune Broadcasting News Network, Inc.                     Delaware             TribNet
     ChicagoLand Television News, Inc.                           Delaware             ChicagoLand Television/CLTV News
     Oak Brook Productions, Inc.                                 Delaware
     ChicagoLand Microwave Licensee, Inc.                        Delaware
     Tribune Denver Radio, Inc.                                  Delaware             KOSI; KEZW; KKHK
     WGN Continental Broadcasting Company                        Delaware             WGN-TV; WGN Radio; Tribune Radio
                                                                                      Network
     Tribune Entertainment Company                               Delaware
          Magic T Music Publishing Company                       Delaware
          Tribune Entertainment Production Company               Delaware
              Chicago River Production Company                   Delaware
              435 Production Company                             Delaware
              5800 Sunset Productions Inc.                       Delaware
              North Michigan Production Company                  Delaware
              Towering T Music Publishing Company                Delaware
     Tribune (FN) Cable Ventures, Inc.                           Delaware
     KWGN Inc.                                                   Delaware             KWGN-TV
     WGNO Inc.                                                   Delaware             WGNO-TV
     KCPQ Inc.                                                   Delaware             KCPQ-TV
     KTLA Inc.                                                   California           KTLA-TV
     WPIX, Inc.                                                  Delaware             WPIX-TV
     WLVI Inc.                                                   Delaware             WLVI-TV
     Tribune Network Holdings Company                            Delaware
     KSWB Inc.                                                   Delaware             KSWB-TV
     KHWB Inc.                                                   Delaware             KHWB-TV
     Tribune Television Company                                  Delaware             WPMT-TV; WXIN-TV; WTIC-TV;
                                                                                      KDAF-TV; WPHL-TV
          Channel 20, Inc.                                       Delaware
          Channel 40, Inc.                                       Delaware             KTXL-TV
          Channel 39, Inc.                                       Delaware             WBZL-TV
     Tribune Television Holdings, Inc.                           Delaware             WXMI-TV, KTWB-TV
     WBDC Broadcasting, Inc.                                     Delaware             WBDC-TV
     WEWB, L.L.C.                                                Delaware             WEWB-TV
     Qwest Broadcasting, L.L.C.                                  Delaware             WATL-TV; WNOL-TV
Tribune California Properties, Inc.                              Delaware
Chicago National League Ball Club, Inc.                          Delaware             Chicago Cubs
Diana-Quentin, Inc.                                              Illinois
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
                                                                 ---------------      ------------------------
EDUCATION
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Tribune Education Company                                        Delaware
     NTC/Contemporary Publishing Group, Inc.                     Illinois             Contemporary Books; NTC Publishing
                                                                                      Group; Country Roads Press; NTC
                                                                                      Learning Works; National Textbook
                                                                                      Company; Passport Books; VGM Career
                                                                                      Horizons; The Quilt Digest Press; NTC
                                                                                      Business Books; Masters Press; RGA
                                                                                      Publishing Group; Lowell House; Peter
                                                                                      Bedrick Books; Keats Publishing
     Wright Group Publishing, Inc.                               Delaware             The Wright Group
          Breakthrough to Literacy, Inc.                         Delaware
          Mimosa Education, Inc.                                 Delaware
     Mimosa Publications Pty Limited                             Australia
          Yarra Pty Limited                                      Australia
          Carringbush Publications Pty Limited                   Australia
          Dragon Media International Pty Limited                 Australia
     Everyday Learning Corporation                               Illinois
     Educational Publishing Corporation                          Delaware
          Instructional Fair Group, Inc.                         Delaware             Instructional Fair.TS Denison; In
                                                                                      Celebration; Ideal School Supply Company

              Creative Publications, Inc.                        Delaware
     Tribune Education Sales, Inc.                               Delaware
     Landoll, Inc.                                               Ohio                 Landoll's
     Applecross Enterprises Limited                              British Virgin
                                                                  Islands
     Shortland Publications, Inc.                                Delaware
          Shortland Publications Limited                         New Zealand
     Lands End Publishing, Inc.                                  Delaware
          Lands End Publishing Limited                           New Zealand
     Shortland Publications (USA), Inc.                          Colorado
     Tribune Education (UK) Limited                              United Kingdom
          Living and Learning (Cambridge) Ltd.                   United Kingdom
          Kingscourt Publishing Limited                          United Kingdom
     Sunshine International, Inc.                                Delaware

MISCELLANEOUS
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Tribune Properties, Inc.                                         Delaware             New River Center Management Co.
Riverwalk Center I Joint Venture                                 Florida (Partnership)
Tribune Stock Compensation Fund Partnership                      Illinois (Partnership)
Chicago Avenue Construction Company                              Illinois
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